Exhibit 4.2

EXECUTION COPY

TEAM FINANCE LLC

HEALTH FINANCE CORPORATION

11 1/4% $215,000,000 SENIOR SUBORDINATED NOTES DUE 2013

EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

November 23, 2005

J.P. MORGAN SECURITIES INC.

LEHMAN BROTHERS INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

ING FINANCIAL MARKETS LLC

c/o J.P. MORGAN SECURITIES INC.

270 Park Avenue

New York, NY 10017

Ladies and Gentlemen:

Team Finance LLC, a Delaware limited liability company (the “Issuer”), and Health Finance Corporation, a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”), propose to issue and sell to J.P. Morgan Securities Inc. (“JPMorgan”), Lehman Brothers Inc. (“Lehman”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill”) and ING Financial Markets LLC (“ING”) (collectively, the “Initial Purchasers”), upon the terms and subject to the conditions set forth in a purchase agreement dated November 17, 2005 (the “Purchase Agreement”), which provides for the sale by the Issuers to the Initial Purchasers of $215,000,000 aggregate principal amount of the Issuers’ 11 1/4% Senior Subordinated Notes due 2013 (the “Senior Subordinated Notes”). The Senior Subordinated Notes will be guaranteed on a senior subordinated unsecured basis by each of the subsidiaries of the Issuer listed on Schedule I hereto (collectively, the “Guarantors”). Capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Purchase Agreement.

As an inducement to the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Initial Purchasers thereunder, the Issuers and the Guarantors agree with the Initial Purchasers, for the benefit of the holders of the Senior Subordinated Notes, including the Initial Purchasers and their direct and indirect transferees, and the Exchange Senior Subordinated Notes (as defined herein) (collectively, the “Holders”), as follows:

1. Registered Exchange Offer. The Issuers and the Guarantors shall use their reasonable best efforts to prepare and file with the Commission a registration statement (the “Exchange Offer Registration Statement”) on Form S-4 (or, if applicable, on another appropriate form) under the Securities Act with respect to a proposed offer to the Holders of the Senior Subordinated Notes (the “Registered Exchange Offer”) to issue and deliver to such Holders, in exchange for the Senior Subordinated Notes, a like aggregate principal amount of debt securities of the Issuers (the “Exchange Senior Subordinated Notes”) that are identical to the Senior Subordinated Notes, except that the Exchange Senior Subordinated Notes will not be subject to restrictions on transfer or to any increase in annual interest for failure to comply with this Agreement, and thereafter cause the Exchange Offer Registration Statement to become effective under the Securities Act and the Registered Exchange Offer to be completed no later than 360 days after the date of original issuance of the Senior Subordinated Notes (the “Issue Date”). The Exchange Senior Subordinated Notes will be issued under the Indenture or an indenture (the “Exchange Senior Subordinated Indenture”) among the Issuers, the Guarantors and the Trustee or such other bank or trust company that is reasonably satisfactory to the Initial Purchasers, as trustee (the “Exchange Senior Subordinated Trustee”). If the Exchange Senior Subordinated Notes are issued under a separate indenture, such indenture shall be identical to the Indenture, except that such indenture shall not contain any provisions relating to restrictions on transfer with respect to the Exchange Senior Subordinated Notes or to any increase in annual interest for failure to comply with this Agreement.

Upon the effectiveness of the Exchange Offer Registration Statement, the Issuers shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Senior Subordinated Notes for Exchange Senior Subordinated Notes (assuming that such Holder (a) is not an affiliate (as defined in Rule 405 under the Securities Act) of the Issuers or an Exchanging Dealer (as defined herein) not complying with the requirements of the next sentence, (b) is not an Initial Purchaser holding Senior Subordinated Notes that have the status of an unsold allotment remaining from the initial distribution of the Senior Subordinated Notes, (c) acquires the Exchange Senior Subordinated Notes in the ordinary course of such Holder’s business and (d) has no arrangements or understandings with any person to participate in the distribution of the Exchange Senior Subordinated Notes) and to trade such Exchange Senior Subordinated Notes from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of the several states of the United States. The Issuers, the Guarantors, the Initial Purchasers and each Exchanging Dealer acknowledge that, pursuant to current interpretations by the Commission’s staff of Section 5 of the Securities Act, each Holder that is a broker-dealer electing to exchange Senior Subordinated Notes, acquired for its own account as a result of market-making activities or other trading activities, for Exchange Senior Subordinated Notes (an “Exchanging Dealer”), may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with a sale of any such Exchange Senior Subordinated Notes received by such Exchanging Dealer pursuant to the Registered Exchange Offer.

In connection with the Registered Exchange Offer, the Issuers shall:

(a) mail or cause to be mailed to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(b) keep the Registered Exchange Offer open for not less than 20 business days (or longer, if required by applicable law) after the date on which notice of the Registered Exchange Offer is mailed to the Holders;

(c) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York;

(d) permit Holders to withdraw tendered Senior Subordinated Notes at any time prior to the close of business, New York City time, on the last business day on which the Registered Exchange Offer shall remain open; and

(e) otherwise comply in all respects with all laws that are applicable to the Registered Exchange Offer.

The Registered Exchange Offer shall not be subject to any conditions, other than that the Registered Exchange Offer does not violate any applicable law or applicable interpretations of the staff of the Commission.

As soon as practicable after the close of the Registered Exchange Offer, the Issuers shall:

(a) accept for exchange all Senior Subordinated Notes tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

(b) deliver to the Trustee for cancelation all Senior Subordinated Notes so accepted for exchange; and

(c) cause the Trustee or the Exchange Senior Subordinated Trustee, as the case may be, promptly to authenticate and deliver to each Holder, Exchange Senior Subordinated Notes equal in principal amount to the Senior Subordinated Notes of such Holder so accepted for exchange.

The Issuers shall use their reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein in order to permit such prospectus to be used by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Senior Subordinated Notes; provided that (i) in the case where such prospectus and any amendment or supplement thereto must be delivered by an Exchanging Dealer, such period shall be the lesser of 180 days and the date on which all Exchanging Dealers have sold all Exchange Senior Subordinated Notes held by them and (ii) the Issuers shall make such prospectus and any amendment or supplement thereto available to any broker-dealer for use in connection with any resale of any Exchange Senior Subordinated Notes for a period of not less than 180 days after the consummation of the Registered Exchange Offer (such period being called the “Exchange Offer Registration Period”).

The Indenture or the Exchange Senior Subordinated Indenture, as the case may be, shall provide that the Senior Subordinated Notes and the Exchange Senior Subordinated Notes shall vote and consent together on all matters as one class and that none of the Senior Subordinated Notes or the Exchange Senior Subordinated Notes will have the right to vote or consent as a separate class on any matter.

Interest on each Exchange Senior Subordinated Note issued pursuant to the Registered Exchange Offer will accrue from the last interest payment date on which interest was paid on the Senior Subordinated Note surrendered in exchange therefor or, if no interest has been paid on the Senior Subordinated Notes, from the Issue Date.

Each Holder participating in the Registered Exchange Offer shall be required to represent to the Issuers that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Senior Subordinated Notes to be received by such Holder will be acquired in the ordinary course of its business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Senior Subordinated Notes in violation of the Securities Act, (iii) such Holder is not an affiliate (as defined in Rule 405 under the Securities Act) of the Issuers or any Guarantor and (iv) if such Holder is an Exchanging Dealer, then such Holder will comply with the applicable provisions of the Securities Act, including, but not limited to, the delivery of a prospectus in connection with a sale of any Exchange Senior Subordinated Notes received by such Holder pursuant to the Registered Exchange Offer.

Notwithstanding any other provisions hereof, the Issuers and the Guarantors will ensure that (i) the Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, (ii) the Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of the Exchange Offer Registration Statement, and any supplement to such prospectus, does not, at any time during the Exchange Offer Registration Period, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2. Shelf Registration. If (i) because of any change in law or applicable interpretations thereof by the Commission’s staff, the Issuers are not permitted to effect the Registered Exchange Offer as contemplated by Section 1 hereof, or (ii) the Registered Exchange Offer is not consummated within 360 days of the Issue Date, or (iii) any Initial Purchaser so requests in writing to the Issuers within 30 days after the consummation of the Registered Exchange Offer with respect to Senior Subordinated Notes not eligible to be exchanged for Exchange Senior Subordinated Notes in the Registered Exchange Offer and held by it following the consummation of the Registered Exchange Offer, or (iv) any Holder that participates in the Registered Exchange Offer does not receive freely transferable Exchange Senior Subordinated Notes in exchange for tendered Senior Subordinated Notes (other than due solely to the status of such Holder as an affiliate (as defined in Rule 405 under the Securities Act) of the Issuers or any Guarantor) and so notifies the Issuers within 30 days after such Holder first becomes aware of such restrictions, or (v) the Issuers so elect, then the following provisions shall apply:

(a) The Issuers and the Guarantors shall use their reasonable best efforts to file as promptly as practicable with the Commission, and thereafter shall use their reasonable best efforts to cause to be declared effective, a shelf registration statement on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Senior Subordinated Notes (as defined below) by the Holders thereof from time to time in accordance with the methods of distribution set forth in such registration statement (a “Shelf Registration Statement” and, together with any Exchange Offer Registration Statement, a “Registration Statement”).

(b) The Issuers and the Guarantors shall use their reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be used by Holders of Transfer Restricted Senior Subordinated Notes for a period ending on the earlier of (i) two years from the Issue Date or such shorter period that will terminate when all the Transfer Restricted Senior Subordinated Notes covered by the Shelf Registration Statement have been sold pursuant thereto and (ii) the date on which the Senior Subordinated Notes become eligible for resale without regard to the volume, manner of sale and other restrictions contained in Rule 144 under the Securities Act pursuant to paragraph (k) thereof (in any such case, such period being called the “Shelf Registration Period”). The Issuers and the Guarantors shall be deemed not to have used their reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if any of them voluntarily take any action that would result in Holders of Transfer Restricted Senior Subordinated Notes covered thereby not being able to offer and sell such Transfer Restricted Senior Subordinated Notes during that period, unless (A) such action is required by applicable law or (B) such action was permitted by Section 2(c).

(c) Notwithstanding the provisions of Section 2(b) (but subject to the provisions of Section 3(b)), the Issuers and the Guarantors may issue a notice that the Shelf Registration Statement is unusable pending the announcement of a material corporate transaction and may issue any notice suspending use of the Shelf Registration Statement required under applicable securities laws to be issued.

(d) Notwithstanding any other provisions hereof, the Issuers and the Guarantors will ensure that (i) the Shelf Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, (ii) the Shelf Registration Statement and any amendment thereto (in either case, other than with respect to information included therein in reliance upon or in conformity with written information furnished to the Issuers by or on behalf of any Holder specifically for use therein (the “Holders’ Information”)) does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of the Shelf Registration Statement, and any supplement to such prospectus (in either case, other than with respect to Holders’ Information), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3. Additional Interest. (a) The parties hereto agree that the Holders of Transfer Restricted Senior Subordinated Notes will suffer damages if the Issuers and the Guarantors fail to fulfill their obligations under Section 1 or Section 2, as applicable, and that it would not be feasible to ascertain the extent of such damages. Accordingly, in the event that either (i) the Issuers have not exchanged Exchange Senior Subordinated Notes for all Senior Subordinated Notes validly tendered in accordance with the terms of the Registered Exchange Offer or (ii) the Shelf Registration Statement, if required hereby, is not declared effective, in either case on or prior to 360 days after the Issue Date (the “Target Registration Date”), the interest rate on the Senior Subordinated Notes will be increased by (x) 0.25% per annum for the first 90-day period immediately following the Target Registration Date and (y) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until the exchange of Exchange Senior Subordinated Notes for all Senior Subordinated Notes validly tendered in accordance with the terms of the Registered Exchange Offer or the Shelf Registration Statement, if required hereby, is declared effective by the Commission or the Senior Subordinated Notes cease to constitute Transfer Restricted Senior Subordinated Notes, up to a maximum of 1.00% per annum of additional interest.

(b) If the Shelf Registration Statement has been declared effective and thereafter either ceases to be effective, or the prospectus contained therein ceases to be usable, in each case at any time during the Shelf Registration Period (as a result of the issuance by the Issuers of a notice that the Shelf Registration Statement is unusable pending the announcement of a material corporate transaction, the issuance by the Issuers of a notice suspending use of the Shelf Registration Statement as may be required under applicable securities laws to be issued or for any other reason), and such failure to remain effective or usable exists for more than 60 consecutive days or 90 days (whether or not consecutive) in any twelve-month period, then the interest rate on Senior Subordinated Notes that constitute Transfer Restricted Senior Subordinated Notes will be increased (commencing on the 61st day or 91st day, as the case may be, in such twelve-month period) by (x) 0.25% per annum for the first 90-day period immediately following such 60th day of ineffectiveness or lack of usability and (y) an additional 0.25% per annum with respect to each such subsequent 90-day period, up to a maximum of 1.00% per annum of additional interest, which additional interest shall cease to accrue on such date that the Shelf Registration Statement has again been declared effective or the prospectus contained therein again becomes usable. If after any such cessation of the accrual of additional interest the Shelf Registration Statement again ceases to be effective or the prospectus contained therein again ceases to be usable beyond the period permitted above, additional interest will again accrue pursuant to the foregoing provisions.

(c) The Issuers shall notify the Trustee and the paying agent under the Indenture promptly upon the happening of each and every event that results in the accrual of additional interest pursuant to Section 3(a) or 3(b) (any such event being called a “Registration Default”). The Issuers and the Guarantors shall pay the additional interest due on the Transfer Restricted Senior Subordinated Notes by depositing with the paying agent (which may not be the Issuers for these purposes), in trust, for the benefit of the Holders thereof, prior to 10:00 a.m., New York City time, on the next interest payment date specified by the Indenture and the Senior Subordinated Notes, sums sufficient to pay the additional interest then due. The additional interest due shall be payable on each interest payment date specified by the Indenture and the Senior Subordinated Notes to the record holder entitled to receive the interest payment to be made on such date. Each obligation to pay additional interest shall be deemed to accrue from and including the date of the applicable Registration Default.

(d) The parties hereto agree that the liquidated damages in the form of additional interest provided for in this Section 3 constitute a reasonable estimate of and are intended to constitute the sole damages that will be suffered by Holders of Transfer Restricted Senior Subordinated Notes by reason of the failure of (i) the Registered Exchange Offer to be completed, (ii) the Shelf Registration Statement, if required hereby, to be declared effective or (iii) the Shelf Registration Statement to remain effective (and the prospectus contained therein to remain usable), in each case to the extent required by this Agreement.

(e) As used herein, the term “Transfer Restricted Senior Subordinated Notes” means (i) each Senior Subordinated Note until the date on which such Senior Subordinated Note has been exchanged for a freely transferable Exchange Senior Subordinated Note in the Registered Exchange Offer, (ii) each Senior Subordinated Note until the date on which it has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iii) each Senior Subordinated Note until the date on which it is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act. Notwithstanding anything to the contrary in Sections 3(a) and 3(b) hereof, the Issuers and the Guarantors shall not be required to pay additional interest to a Holder of Transfer Restricted Senior Subordinated Notes if such Holder failed to comply with its obligations to make the representations set forth in the second to last paragraph of Section 1 or failed to provide the information required to be provided by it, if any, pursuant to Section 4(n).

4. Registration Procedures. In connection with any Registration Statement, the following provisions shall apply:

(a) The Issuers shall include substantially the information set forth in Annex A hereto on the cover, in Annex B hereto in the “Exchange offer procedures” section and the “Purpose of the exchange offer” section (or comparable sections, however captioned) and in Annex C hereto in the “Plan of distribution” section, in each case of the prospectus forming a part of the Exchange Offer Registration Statement, and include the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer.

(b) The Issuers shall advise each Exchanging Dealer and the Holders (if applicable) and, if requested by any such person, confirm such advice in writing (which advice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

(i) when any Registration Statement and any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the Commission after the effective date for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose;

(iv) of the receipt by the Issuers of any notification with respect to the suspension of the qualification of the Senior Subordinated Notes or the Exchange Senior Subordinated Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) of the happening of any event that requires the making of any changes in any Registration Statement or the prospectus included therein in order that the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) The Issuers and the Guarantors will make every commercially reasonable effort to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of any Registration Statement.

(d) The Issuers will furnish to each Holder of Transfer Restricted Senior Subordinated Notes included within the coverage of any Shelf Registration Statement, without charge, one conformed copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, if any such Holder so requests in writing.

(e) The Issuers will, during the Shelf Registration Period, promptly deliver to each Holder of Transfer Restricted Senior Subordinated Notes included within the coverage of any Shelf Registration Statement, without charge, as many copies of the prospectus (including each preliminary prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request in writing; and the Issuers consent to the use of such prospectus or any amendment or supplement thereto by each of the selling Holders of Transfer Restricted Senior Subordinated Notes in connection with the offer and sale of the Transfer Restricted Senior Subordinated Notes covered by such prospectus or any amendment or supplement thereto subject to the provisions of Section 4(b).

(f) The Issuers will furnish to each Exchanging Dealer and to any other Holder, without charge, one conformed copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, if any Exchanging Dealer or any such Holder so requests in writing.

(g) The Issuers will, during the Exchange Offer Registration Period or the Shelf Registration Period, as applicable, promptly deliver to each Exchanging Dealer and such other persons that are required to deliver a prospectus following the Registered Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement or the Shelf Registration Statement and any amendment or supplement thereto as such Exchanging Dealer or other persons may reasonably request in writing; and the Issuers and the Guarantors consent to the use of such prospectus or any amendment or supplement thereto by any such Exchanging Dealer or other persons, as applicable, as aforesaid, subject to the provisions of Section 4(b).

(h) Prior to the effective date of any Registration Statement, the Issuers and the Guarantors will use their reasonable best efforts to register or qualify, or cooperate with the Holders of Senior Subordinated Notes or Exchange Senior Subordinated Notes covered by such Registration Statement and their respective counsel in connection with the registration or qualification of, such Senior Subordinated Notes or Exchange Senior Subordinated Notes for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holder reasonably requests in writing, and do any and all other acts or things reasonably necessary to enable the offer and sale in such jurisdictions of the Senior Subordinated Notes or Exchange Senior Subordinated Notes covered by such Registration Statement; provided that the Issuers and the Guarantors will not be required to qualify generally to do business in any jurisdiction where they are not then so qualified or to take any action which would subject them to general service of process or to taxation in any such jurisdiction where they are not then so subject.

(i) The Issuers and the Guarantors will cooperate with the Holders of Senior Subordinated Notes or Exchange Senior Subordinated Notes to facilitate the timely preparation and delivery of certificates representing Senior Subordinated Notes or Exchange Senior Subordinated Notes to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders thereof may request in writing at least three business days prior to the closing date of any sales of Senior Subordinated Notes or Exchange Senior Subordinated Notes pursuant to such Registration Statement.

(j) If any event contemplated by Section 4(b)(ii) through (v) occurs during the period for which the Issuers and the Guarantors are required to maintain an effective Registration Statement (the “Effectiveness Period”), the Issuers and the Guarantors will promptly prepare and file with the Commission a post-effective amendment to the Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to purchasers of the Senior Subordinated Notes or Exchange Senior Subordinated Notes from a Holder, the prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k) Not later than the effective date of the applicable Registration Statement, the Issuers will provide a CUSIP number and an International Securities Identification Number (ISIN) for the Senior Subordinated Notes and the Exchange Senior Subordinated Notes, as the case may be, and provide the applicable trustee with printed certificates for the Senior Subordinated Notes or the Exchange Senior Subordinated Notes, as the case may be, in a form eligible for deposit with The Depository Trust Company and with the common depositary for accounts of Euroclear and Clearstream.

(l) The Issuers and the Guarantors will comply in all material respects with all applicable rules and regulations of the Commission, and the Issuers will make generally available to their security holders, as soon as practicable after the effective date of the applicable Registration Statement, an earning statement satisfying the provisions of Section 11(a) of the Securities Act.

(m) The Issuers and the Guarantors will cause the Indenture or the Exchange Senior Subordinated Indenture, as the case may be, to be qualified under the Trust Indenture Act as required by applicable law in a timely manner.

(n) The Issuers may require each Holder of Transfer Restricted Senior Subordinated Notes to be registered pursuant to any Shelf Registration Statement to furnish to the Issuers such information concerning the Holder and the distribution of such Transfer Restricted Senior Subordinated Notes as the Issuers may from time to time reasonably request for inclusion in such Shelf Registration Statement, and the Issuers may exclude from such registration the Transfer Restricted Senior Subordinated Notes of any Holder that fails to furnish such information within a reasonable time after receiving such request. Each Holder of

Transfer Restricted Senior Subordinated Notes to be registered pursuant to any Shelf Registration Statement agrees to furnish promptly to the Issuers all information required to be disclosed in order to make the information previously furnished to the Issuers by such Holder not misleading.

(o) In the case of a Shelf Registration Statement, each Holder of Transfer Restricted Senior Subordinated Notes to be registered pursuant thereto agrees by acquisition of such Transfer Restricted Senior Subordinated Notes that, upon receipt of any notice from the Issuers pursuant to Sections 2(c), 3(b) or 4(b)(ii) through (v), such Holder will discontinue disposition of such Transfer Restricted Senior Subordinated Notes until such Holder’s receipt of copies of the supplemental or amended prospectus contemplated by Section 4(j) or until advised in writing by the Issuers that the use of the applicable prospectus may be resumed (the “Advice”). If the Issuers shall give any notice under Sections 2(c), 3(b) or 4(b)(ii) through (v) during the Effectiveness Period, such Effectiveness Period shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of Transfer Restricted Senior Subordinated Notes covered by such Registration Statement shall have received (x) the copies of the supplemental or amended prospectus contemplated by Section 4(j) (if an amended or supplemental prospectus is required) or (y) the Advice (if no amended or supplemental prospectus is required).

(p) In the case of a Shelf Registration Statement, the Issuers and the Guarantors shall enter into such customary agreements (including, if requested by the Holders of a majority in aggregate principal amount of the Senior Subordinated Notes being registered thereunder, an underwriting agreement in customary form) and take all such other action, if any, as Holders of a majority in aggregate principal amount of the Senior Subordinated Notes being registered thereunder, or the managing underwriters (if any), shall reasonably request in order to facilitate any disposition of the Senior Subordinated Notes pursuant to such Shelf Registration Statement.

(q) In the case of a Shelf Registration Statement, the Issuers shall (i) make reasonably available for inspection at the location where they are normally kept and during normal business hours by a representative of, and Special Counsel (as defined below) acting for, Holders of a majority in aggregate principal amount of the Senior Subordinated Notes being registered thereunder and any underwriter participating in any disposition of the Senior Subordinated Notes pursuant to such Shelf Registration Statement, all relevant financial and other records, pertinent corporate documents and properties of the Issuers and their subsidiaries and (ii) use their reasonable best efforts to have their officers, directors, employees, accountants and counsel supply all relevant information reasonably requested by such representative, Special Counsel or any such underwriter (each, an “Inspector”) in connection with such Shelf Registration Statement; provided, however, that such Inspector shall first agree in writing with the Issuers that any information that is reasonably and in good faith designated by the Issuers in writing as confidential at the time of delivery of such information shall be kept confidential by such Inspector, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to Federal securities laws in connection with the filing of such Registration Statement or the use of any prospectus), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such Inspector or (iv) such information becomes available to such Inspector from a source other than the Issuers and their subsidiaries and such source is not known, after due inquiry, by the relevant Holder to be bound by a confidentiality agreement; provided further, that the foregoing investigation shall be coordinated on behalf of the Holders by one representative designated by and on behalf of such Holders, and any such confidential information shall be available from such representative to such Holders so long as any Holder agrees to be bound by such confidentiality agreement.

(r) In the case of a Shelf Registration Statement, the Issuers shall, if requested by Holders of a majority in aggregate principal amount of the Senior Subordinated Notes being registered thereunder, their Special Counsel or the managing underwriters (if any) in connection with such Shelf Registration Statement, use their reasonable best efforts to cause (i) their counsel to deliver an opinion relating to the Shelf Registration Statement and the Senior Subordinated Notes in customary form and substance, (ii) their officers to execute and deliver all customary documents and certificates requested by Holders of a majority in aggregate principal amount of the Senior Subordinated Notes being registered thereunder, their Special Counsel or the managing underwriters (if any) and (iii) their independent public accountants to provide a comfort letter or letters in customary form and substance, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

5. Registration Expenses. The Issuers and the Guarantors will jointly and severally bear all expenses incurred in connection with the performance of its obligations under Sections 1, 2, 3 and 4 and, in connection with the Shelf Registration Statement, the Issuers will reimburse the Initial Purchasers and the Holders for the reasonable fees and disbursements of one firm of attorneys (in addition to any local counsel) chosen by the Holders of a majority in aggregate principal amount of the Senior Subordinated Notes being registered thereunder (the “Special Counsel”) acting for the Initial Purchasers or Holders in connection therewith, which counsel shall be approved by the Issuers (such approval to not be unreasonably withheld). Each Initial Purchaser and Holder shall pay all expenses of its counsel (other than as set forth in the preceding sentence), underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Initial Purchaser’s or Holder’s Senior Subordinated Notes pursuant to the Shelf Registration Statement.

6. Indemnification. (a) In the event of a Shelf Registration Statement or in connection with any prospectus delivery pursuant to an Exchange Offer Registration

Statement by an Initial Purchaser or Exchanging Dealer, as applicable, the Issuers and the Guarantors shall jointly and severally indemnify and hold harmless each Holder (including, without limitation, any such Initial Purchaser or Exchanging Dealer), its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively referred to for purposes of this Section 6 and Section 7 as a Holder) from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of Senior Subordinated Notes or Exchange Senior Subordinated Notes), to which that Holder may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal, state or foreign statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or any prospectus forming part thereof or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Holder promptly upon demand for any legal or other expenses reasonably incurred by that Holder in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuers and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any Holders’ Information.

(b) In the event of a Shelf Registration Statement, each Holder shall indemnify and hold harmless the Issuers, the Guarantors and their respective affiliates, officers, directors, employees, representatives and agents, and each person, if any, who controls the Issuers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively referred to for purposes of this Section 6(b) and Section 7 as the Issuer), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Issuer may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal, state or foreign statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or any prospectus forming part thereof or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Holders’ Information furnished to the Issuer by such Holder, and shall reimburse the Issuer for any legal or other expenses reasonably incurred by the Issuer in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that no such Holder shall be liable for any indemnity claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Senior Subordinated Notes pursuant to such Shelf Registration Statement.

(c) Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 6(a) or 6(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than the reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 6(a) and 6(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent

(which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

7. Contribution. If the indemnification provided for in Section 6 is unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) otherwise than as a result of the limitations therein contained, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Issuer from the offering and sale of the Senior Subordinated Notes, on the one hand, and a Holder with respect to the resale by such Holder of Senior Subordinated Notes or Exchange Senior Subordinated Notes, on the other, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers and the Guarantors, on the one hand, and such Holder, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Guarantors, on the one hand, and a Holder, on the other, with respect to such offering and such sale shall be deemed to be in the same proportion as the total net proceeds from the offering of the Senior Subordinated Notes (before deducting expenses) received by or on behalf of the Issuers, on the one hand, bear to the total proceeds received by such Holder with respect to its sale of Senior Subordinated Notes or Exchange Senior Subordinated Notes, on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Issuers and the Guarantors or information supplied by the Issuers and the Guarantors, on the one hand, or to any Holders’ Information supplied by such Holder, on the other, the intent of the parties, and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7 shall be deemed to include, for purposes of this Section 7, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 7, an indemnifying party that is a Holder of Senior Subordinated Notes or Exchange Senior

Subordinated Notes shall not be required to contribute any amount in excess of the amount by which the total price at which the Senior Subordinated Notes or Exchange Senior Subordinated Notes sold by such indemnifying party to any purchaser exceeds the amount of any damages which such indemnifying party has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided in this Section 7 and in Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified person at law or in equity. The indemnity and contribution provisions contained in this Section 7 and in Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any Holder, their respective affiliates or any person controlling any Initial Purchaser or any Holder, or by or on behalf of the Issuers or the Guarantors, their respective affiliates or the officers or directors of or any person controlling the Issuers or the Guarantors, (iii) acceptance of any of the Exchange Senior Subordinated Notes and (iv) any sale of Senior Subordinated Notes pursuant to a Shelf Registration Statement.

8. Rules 144 and 144A. The Issuers shall use their reasonable best efforts to file the reports required to be filed by them under the Securities Act and the Exchange Act in a timely manner and, if at any time the Issuers are not required to file such reports, they will, upon the written request of any Holder of Transfer Restricted Senior Subordinated Notes, make publicly available other information so long as necessary to permit sales of such Holder’s securities pursuant to Rules 144 and 144A. The Issuers and the Guarantors covenant that they will take such further action as any Holder of Transfer Restricted Senior Subordinated Notes may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Senior Subordinated Notes without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including, without limitation, the requirements of Rule 144A(d)(4)). Upon the written request of any Holder of Transfer Restricted Senior Subordinated Notes, the Issuers and the Guarantors shall deliver to such Holder a written statement as to whether they have complied with such requirements. Notwithstanding the foregoing, nothing in this Section 8 shall be deemed to require the Issuers to register any of their securities pursuant to the Exchange Act.

9. Underwritten Registrations. If any of the Transfer Restricted Senior Subordinated Notes covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Senior Subordinated Notes included in such offering, subject to the consent of the Issuers (which shall not be unreasonably withheld or delayed), and such Holders shall be responsible for all underwriting commissions and discounts and related expenses incurred (to the extent provided by Section 5 hereof) in connection therewith.

No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person’s Transfer Restricted Senior Subordinated Notes on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

(a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuers so agree and have obtained the written consent of Holders of a majority in aggregate principal amount of the Senior Subordinated Notes and the Exchange Senior Subordinated Notes, taken as a single class. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Senior Subordinated Notes or Exchange Senior Subordinated Notes are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of a majority in aggregate principal amount of the Senior Subordinated Notes and the Exchange Senior Subordinated Notes being sold by such Holders pursuant to such Registration Statement.

(b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier or air courier guaranteeing next-day delivery:

(1) if to a Holder, at the most current address given by such Holder to the Issuers in accordance with the provisions of this Section 10(b), which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy in like manner to JPMorgan, Lehman, Merrill and ING;

(2) if to an Initial Purchaser, c/o JPMorgan initially at the address of JPMorgan set forth in the Purchase Agreement;

(3) if to the Issuers, initially at the address of the Issuers set forth in the Purchase Agreement; and

(4) if to the Guarantors, c/o the Issuers initially at the address of the Issuers set forth in the Purchase Agreement.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after being delivered to a next-day air courier; five business days after being deposited in the mail; and when receipt is acknowledged by the recipient’s telecopier machine, if sent by telecopier.

(c) Successors And Assigns. This Agreement shall be binding upon the Issuers, the Guarantors and their respective successors and assigns.

(d) Counterparts. This Agreement may be executed in any number of counterparts (which may be delivered in original form or by telecopier) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(e) Definition of Terms. For purposes of this Agreement, (a) the term “business day” has the meaning ascribed to such term in Rule 14d-1 under the Exchange Act, (b) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act and (c) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act.

(f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(h) No Inconsistent Agreements. Each of the Issuers and each Guarantor represents, warrants and agrees that (i) it has not entered into, and shall not, on or after the date of this Agreement, enter into any agreement that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof, (ii) it has not previously entered into any agreement which remains in effect granting any registration rights with respect to any of its debt securities to any person and (iii) (with respect to the Issuers) without limiting the generality of the foregoing, without the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Transfer Restricted Senior Subordinated Notes, it shall not grant to any person the right to request the Issuers to register any debt securities of the Issuers under the Securities Act unless the rights so granted are not in conflict or inconsistent with the provisions of this Agreement.

(i) Severability. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(j) Third Party Beneficiaries. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TEAM FINANCE LLC

by	/s/ Robert J. Abramowski
Name:
Title:

HEALTH FINANCE CORPORATION

by	/s/ Robert J. Abramowski
Name:
Title:

DANIEL & YEAGER, INC.

by	/s/ Robert J. Abramowski
Name:
Title:

CHARLES L. SPRINGFIELD, INC.

by	/s/ Robert J. Abramowski
Name:
Title:

FISCHER MANGOLD PARTNERSHIP

by	/s/ Robert J. Abramowski
Name:
Title:

HERSCHEL FISCHER, INC.

by	/s/ Robert J. Abramowski
Name:
Title:

TEAM HEALTH ANESTHESIA MANAGEMENT SERVICES, INC.

by	/s/ Robert J. Abramowski
Name:
Title:

KARL G. MANGOLD, INC.

by	/s/ Robert J. Abramowski
Name:
Title:

MT. DIABLO EMERGENCY PHYSICIANS, A CALIFORNIA GENERAL PARTNERSHIP

by	/s/ Robert J. Abramowski
Name:
Title:

PHYSICIANS INTEGRATION CONSULTING SERVICES, INC.

by	/s/ Robert J. Abramowski
Name:
Title:

QUANTUM PLUS, INC.

by	/s/ Robert J. Abramowski
Name:
Title:

AMERICAN CLINICAL RESOURCES, INC.

by	/s/ Robert J. Abramowski
Name:
Title:

SPECTRUM CRUISE CARE, INC.

by	/s/ Robert J. Abramowski
Name:
Title:

SPECTRUM HEALTHCARE RESOURCES OF DELAWARE, INC.

by	/s/ Robert J. Abramowski
Name:
Title:

SPECTRUM HEALTHCARE RESOURCES, INC.

by	/s/ Robert J. Abramowski
Name:
Title:

SPECTRUM HEALTHCARE SERVICES, INC.

by	/s/ Robert J. Abramowski
Name:
Title:

SPECTRUM HEALTHCARE, INC.

by	/s/ Robert J. Abramowski
Name:
Title:

SPECTRUM PRIMARY CARE OF DELAWARE, INC.

by	/s/ Robert J. Abramowski
Name:
Title:

SPECTRUM PRIMARY CARE, INC.

by	/s/ Robert J. Abramowski
Name:
Title:

AFTER HOURS PEDIATRICS, INC.

by	/s/ Robert J. Abramowski
Name:
Title:

CORRECTIONAL HEALTHCARE ADVANTAGE, INC.

by	/s/ Robert J. Abramowski
Name:
Title:

DRS. SHEER, AHEARN & ASSOCIATES, INC.

by	/s/ Robert J. Abramowski
Name:
Title:

HEALTHCARE REVENUE RECOVERY GROUP, LLC

by	/s/ Robert J. Abramowski
Name:
Title:

HOSPITAL MEDICINE ASSOCIATES, LLC

by	/s/ Robert J. Abramowski
Name:
Title:

IMBS, INC.

by	/s/ Robert J. Abramowski
Name:
Title:

INPHYNET CONTRACTING SERVICES, INC.

by	/s/ Robert J. Abramowski
Name:
Title:

INPHYNET SOUTH BROWARD, INC.

by	/s/ Robert J. Abramowski
Name:
Title:

MEDICAL MANAGEMENT RESOURCES, INC.

by	/s/ Robert J. Abramowski
Name:
Title:

PARAGON CONTRACTING SERVICES, INC.

by	/s/ Robert J. Abramowski
Name:
Title:

PARAGON HEALTHCARE LIMITED PARTNERSHIP

by	/s/ Robert J. Abramowski
Name:
Title:

THE EMERGENCY ASSOCIATES FOR MEDICINE, INC.

by	/s/ Robert J. Abramowski
Name:
Title:

TH CONTRACTING MIDWEST, LLC

by	/s/ Robert J. Abramowski
Name:
Title:

TH CONTRACTING SERVICES OF MISSOURI, LLC

by	/s/ Robert J. Abramowski
Name:
Title:

EMERGENCY PHYSICIAN ASSOCIATES, INC.

by	/s/ Robert J. Abramowski
Name:
Title:

METROAMERICAN RADIOLOGY, INC.

by	/s/ Robert J. Abramowski
Name:
Title:

TEAM RADIOLOGY, INC.

by	/s/ Robert J. Abramowski
Name:
Title:

EMERGENCY PROFESSIONAL SERVICES, INC.

by	/s/ Robert J. Abramowski
Name:
Title:

ERIE SHORES EMERGENCY PHYSICIANS, INC.

by	/s/ Robert J. Abramowski
Name:
Title:

CLINIC MANAGEMENT SERVICES, INC.

by	/s/ Robert J. Abramowski
Name:
Title:

EMERGENCY COVERAGE CORPORATION

by	/s/ Robert J. Abramowski
Name:
Title:

SOUTHEASTERN EMERGENCY PHYSICIANS, INC.

by	/s/ Robert J. Abramowski
Name:
Title:

SOUTHEASTERN EMERGENCY PHYSICIANS OF MEMPHIS, INC.

by	/s/ Robert J. Abramowski
Name:
Title:

SOUTHEASTERN PHYSICIAN ASSOCIATES, INC.

by	/s/ Robert J. Abramowski
Name:
Title:

TEAM ANESTHESIA, INC.

by	/s/ Robert J. Abramowski
Name:
Title:

TEAM HEALTH BILLING SERVICES, L.P.

by	/s/ Robert J. Abramowski
Name:
Title:

TEAM HEALTH FINANCIAL SERVICES, INC.

by	/s/ Robert J. Abramowski
Name:
Title:

TEAM HEALTH, INC.

by	/s/ Robert J. Abramowski
Name:
Title:

ACCESS NURSE PM, INC.

by	/s/ Robert J. Abramowski
Name:
Title:

NORTHWEST EMERGENCY PHYSICIANS, INCORPORATED

by	/s/ Robert J. Abramowski
Name:
Title:

NORTHWEST HOSPITAL MEDICINE PHYSICIANS, INC.

by	/s/ Robert J. Abramowski
Name:
Title:

GREENBRIER EMERGENCY PHYSICIANS, INC.

by	/s/ Robert J. Abramowski
Name:
Title:

HEALTH CARE ALLIANCE, INC.

by	/s/ Robert J. Abramowski
Name:
Title:

KELLY MEDICAL SERVICES CORPORATION

by	/s/ Robert J. Abramowski
Name:
Title:

MEDICAL SERVICES, INC.

by	/s/ Robert J. Abramowski
Name:
Title:

Accepted:

J.P. MORGAN SECURITIES INC.,

By	/s/ Illegible
Authorized Signatory

for itself and on behalf of the several Initial Purchasers